Exhibit 99.1

Leslie Constans
Digimarc Public Relations
503-495-4568
lconstans@digimarc.com

Mizuha Nakajima
Revolution PR for Digimarc
503-997-6045
mizuha@revolutionpr.com

FOR IMMEDIATE RELEASE

Digimarc Corporation Announces CFO Plans to Retire

Tualatin, OR – Feb. 10, 2004 – Digimarc Corp. (NASDAQ: DMRC) announced today that E.K. Ranjit, the company’s Chief Financial Officer since August 1999, intends to retire later this year. Ranjit expects to remain in his current role with the company until his successor has been selected and retained by the company, in order to ensure a smooth transition.  Digimarc is engaged in a search for candidates for the position and has retained The Brentwood Group, Ltd., an executive search firm, to assist in the process.

“E.K. provided financial leadership during a critical period in the development of our company, joining Digimarc shortly before its very successful initial public offering, serving as an integral part of the team responsible for the acquisition of assets from Polaroid Corporation that fundamentally transformed the profile of our business, and helping lead us from a development stage company to a profitable market leader in secure media solutions,” Bruce Davis, chairman and CEO of Digimarc, commented.  “On behalf of the entire organization, I want to thank E.K. for his contributions to the company over the past four and a half years and wish him all the best in his retirement.”

“Digimarc has been an exciting place to work, and I have really enjoyed working with such a talented team of individuals. Together, we achieved many major milestones in the company’s progress, yet I truly believe that the best is yet to come,” said E.K. Ranjit, CFO, Digimarc. “Although I’ll miss the excitement of the continuing growth and opportunity at Digimarc, I’m looking forward to pursuing other interests in my retirement.”

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Tualatin, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications. Digimarc provides products and services that enable production of more than 60 million personal identification documents and driver licenses per year in 32 U.S. states and more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 140 issued U.S. patents with more than 2,000 claims, and more than 350 pending patent applications in digital watermarking, personal identification and related technologies.

The company is headquartered in Tualatin, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; San Francisco, California; and the Washington DC area; and European offices in London and Vienna. Please go to www.digimarc.com for more company information.

Securities Safe Harbor Under the Private Securities Reform Act of 1995

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements relating to the future retirement of the company’s Chief Financial Officer and the implications thereof, including the timing and retention of a replacement Chief Financial Officer, statements relating to continued growth and opportunities of the company, and other statements containing words such as “believes,” “expects,” “estimates,” “intends” or “anticipates” and words of similar import or statements of management’s opinion.  These statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results and timing may vary materially from those expressed or implied from the statements herein, due to, among other things, unforeseen difficulties in locating and retaining a replacement Chief Financial Officer, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends.  More detailed information about risk factors that may affect the company is set forth in filings by Digimarc with the Securities and Exchange Commission, including, but not limited to, in the company’s Form 10-Q for the fiscal quarter ended Sept. 30, 2003, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Overview,” “Critical Accounting Policies and Estimates,” “Liquidity and Capital Resources,” “Risks Related to Our Business” and “Risks Related to Our Market.”  Digimarc is not obligated to (and expressly disclaims any obligation to) revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release, whether they arise as a result of new information, future events, or otherwise.

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